Exhibit 99.1
November 2005

This presentation may contain "forward-looking statements," which may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non- financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate. Any or all of our forward^looking statements in this presentation and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward^looking statement can be guaranteed. We do not intend to update any of the forward-looking statements after the date of this presentation or to conform this presentation to actual results. Forward-Looking Statement

Overview & Strategy

Overview 90 branch locations: 84 in NJ, 4 in Suffolk County, NY and 2 in Richmond County (Staten Island), NY. "First-step" conversion in July 1999, selling 47% and raising $541 million. Completed "second-step" conversion on June 7, 2005 raising $3.9 billion. Since December 31, 1999: Grown assets, deposits, and EPS by 212%, 72% and 148%, respectively (1) All growth has been internally generated Stock price has appreciated 663%(2) Fourth-largest thrift based on market capitalization. ___________________________ Reflects change in total assets and total deposits from December 31, 1999 to September 30, 2005 and change in EPS from full year 2000 to full year 2004. As of September 30, 2005 - 1 -

Financial Snapshot - 2 - Assets: $26.6 billion Loans: $13.8 billion Deposits $11.4 billion Shareholders' Equity $5.3 billion Equity/Assets: 19.9 % Return on Average Assets 1.15 % Return on Average Equity: 5.56 % Price / Tangible Book 1.26 x Price / Last 12 Months EPS 25.87 x Dividend Yield 2.35 % As of or for the quarter ended September 30, 2005

Quarterly Earnings Net Income Increased 21% to $75.0 Million Basic and Diluted EPS for Third Quarter 2005 were $.13 Dividend Payout ratio 53.85% Received Regulatory Approval for 6th Stock Repurchase Program for 29,880,000 Shares ESOP Completed Purchase of Approximately 15.7 Million Shares ___________________________ As of September 30, 2005 - 3 -

Operating Model Simple, consistent operating model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated Outstanding Credit Quality Fund lending and investing activities with retail deposits and borrowings Compete on the basis of effective customer service and attractive pricing Industry-leading operating efficiency 21% at September 30, 2005 Focused operations, portfolio lending strategy, and low employee turnover contribute to superior customer service - 4 -

Branch Network New Jersey Pennsylvania New York Hudson City Market Area Connecticut Potential Markets Hudson City Branch Approved Future Branch - 5 - Total Population Existing NJ Markets: 7.8 million Potential Markets: 9.6 million

Strategy: Focused Growth Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue de novo branch expansion in existing and adjacent suburban markets with similar demographics 10 to 15 new branches planned annually Capitalize on merger-related market disruption, particularly the acquisition of traditional thrifts Ability to target both high- and moderate-income customers facilitates expansion - 6 -

Execution Formula Competitive Pricing + Profit = High Efficiency + Conservative Credit Underwriting - 7 -

Execution Elements Mortgage Lending Prime Products Only (Jumbo) No Option Arms or Neg-Am Multiple Distribution Channels Retail - Our Own Agents Retail - Mortgage Brokers and Bankers Wholesale - Geographic Diversity Cross Selling Initiatives and Incentives - 8 -

Execution Elements Retail Banking Deposit Products - geared toward customer base Simple Pricing Structures Reduce Multi-tiers No Rate Negotiation Customer Satisfaction and Loyalty Existing Customers are Priority Keep it Simple; Keep it Straight Customer Satisfaction Measurement (HCBK at 83.4 v. National Average of 75.0) - 9 -

Execution Elements Building the Brand Created One Recognizable Brand Image built on "Value" Increase Profile Print and Cable Media - 10 -

Key Takeaways Capital to Sustain Growth in a Changing Interest Rate Environment Highly Focused Business Strategy High Efficiency + Conservative Credit Underwriting = Competitive Pricing + Profit Enhance Shareholder Value - 11 -

Superior Stock Price Performance ___________________________ Source: SNL Financial Indexed Price Stock Price Range Since First Step Conversion Thrifts: +122% HCBK: +663% - 12 - S&P 500: -12% Second-step 6/7/2005 7/13/99 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 09/30/05